UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 7, 2008

PMA Capital Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-31706	23-2217932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

380 Sentry Parkway Blue Bell, Pennsylvania	19422
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 397-5298

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 7, 2008, the Board approved an amendment to Sections 15.1 and 15.2 of the Amended and Restated Bylaws (the “Bylaws”) of PMA Capital Corporation (the “Company”) to make the appointment of an Executive Committee of the Board of Directors of the Company (the “Board”) permissive, rather than mandatory.  Consisting of at least three (3) and not more than six (6) members of the Board, if utilized, the Executive Committee, as described in Section 15.2 of the Bylaws, would supervise the business of the Company and would have the authority in between the time of regular meetings of the Board to exercise all powers of the Board.

The Amended and Restated Bylaws of the Company, reflecting the amendments described above, are attached to this Form 8-K as Exhibit 3.1.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 3.1	Amended and Restated Bylaws of PMA Capital Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PMA Capital Corporation

May 13, 2008	By:	/s/ William E. Hitselberger
	Name:	William E. Hitselberger
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 3.1	Amended and Restated Bylaws of PMA Capital Corporation